FOR FURTHER INFORMATION:
Financial Relations Board
Leslie Loyet
875 North Michigan Avenue
Suite 2348
Chicago, IL 60611
(312) 640-6672

Specialty Underwriters’ Alliance, Inc.
Scott Goodreau
222 South Riverside Plaza
Chicago, IL 60606
(888) 782-4672

SPECIALTY UNDERWRITERS’ ALLIANCE EXPANDS BUSINESS WITH PARTNER AGENT TO INCLUDE TRUCKING PROGRAM

CHICAGO – March 20, 2006 – Specialty Underwriters’ Alliance, Inc. (Nasdaq: SUAI) today announced that it amended its Partner Agent Program Agreement with American Team Managers (“ATM”) to include specialized local and intermediate trucking. ATM will provide commercial auto, general liability and garage coverages through a dedicated retail agent with principals who have an average of over thirty years experience in this industry. The program will focus initially in California with potential for expansion.

Courtney Smith, president and chief executive officer of Specialty Underwriters’ Alliance, Inc., stated, “This new program provides an opportunity for us to continue building our relationship with ATM as they have proven to be a valuable Partner Agent. It will also help further our goal of balancing our book of business between workers’ compensation, general liability, and commercial auto liability. This customer class has an existing book of business of approximately $10 million, which we will expect to transition as it comes up for renewal. We are excited about this opportunity as there are approximately 4,500 trucking enterprises in this region and we intend to begin writing this business during the second quarter.”

About Specialty Underwriters’ Alliance, Inc.

Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company that provides commercial insurance products through exclusive wholesale partner agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employee organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the partner agent to focus on distribution and customer relationships.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward- looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward- looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

To learn more about Specialty Underwriters’ Alliance, please visit www.suainsurance.com.